UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TPG RE FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-4796967
(State of incorporation or organization)	(IRS Employer Identification No.)

888 Seventh Avenue 35th Floor New York, New York	10106
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

File No. 333-226642

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.25% Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share, of TPG RE Finance Trust, Inc. (the “Registrant”) is set forth under the heading “Description of Series C Preferred Stock” included in the Registrant’s Prospectus Supplement dated June 7, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock—Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No.  333-226642), which became automatically effective upon filing with the Commission on August 7, 2018, which information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of TPG RE Finance Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38156) filed with the Commission on July 25, 2017).

3.2	Articles Supplementary reclassifying and designating 2,500,000 authorized but unissued shares of the Registrant’s Class A common stock, $0.001 par value per share, as additional shares of undesignated common stock, $0.001 par value per share, of the Registrant (incorporated by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-38156) filed with the Commission on February 19, 2020).

3.3	Articles Supplementary of 11.0% Series B Cumulative Redeemable Preferred Stock of TPG RE Finance Trust Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38156) filed with the Commission on May 29, 2020).

3.4*	Articles Supplementary of 6.25% Series C Cumulative Redeemable Preferred Stock of TPG RE Finance Trust Inc.

3.5	Second Amended and Restated Bylaws of TPG RE Finance Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-38156) filed with the Commission on February 19, 2020).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TPG RE FINANCE TRUST, INC.

Date: June 10, 2021	By:	/s/ Robert Foley
Robert Foley
Chief Financial Officer

2